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                                                         EXHIBIT 99


                           TXU CORP. AND SUBSIDIARIES
                  CONDENSED STATEMENTS OF CONSOLIDATED INCOME
                                  (Unaudited)


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                                                                                                          Twelve Months Ended
                                                                                                               March 31,
                                                                                                         ---------------------
                                                                                                            2001       2000
                                                                                                          -------    -------
                                                                                                           Millions of Dollars

Operating revenues.....................................................................................    $25,608    $17,426
                                                                                                           -------    -------

Operating expenses
     Energy purchased for resale and fuel consumed.....................................................     17,947      9,516
     Operation and maintenance.........................................................................      3,245      3,370
     Depreciation and other amortization...............................................................      1,003      1,099
     Goodwill amortization.............................................................................        210        195
     Taxes other than income...........................................................................        678        643
                                                                                                           -------    -------
           Total operating expenses....................................................................     23,083     14,823
                                                                                                           -------    -------

Operating income.......................................................................................      2,525      2,603

Other income -- net....................................................................................        223        280
                                                                                                           -------    -------

Income before interest, other

     charges and income taxes..........................................................................      2,748      2,883
                                                                                                           -------    -------

Interest income........................................................................................        121        138

Interest expense and other charges
     Interest..........................................................................................      1,479      1,463
     Distribution on  mandatorily redeemable, preferred
          securities of subsidiary trusts, each holding solely junior subordinated debentures of the obligated company:
               TXU obligated...........................................................................         31         20
               Subsidiary obligated....................................................................         78         79
     Preferred stock dividends of subsidiaries.........................................................         13         14
     Distributions on preferred securities of subsidiary perpetual
           trust of TXU Europe.........................................................................         15          1
     Allowance for borrowed funds used during
           construction and capitalized interest.......................................................        (14)        (9)
                                                                                                           -------    -------
                Total interest expense and other charges...............................................      1,602      1,568
                                                                                                           -------    -------

Income before income taxes.............................................................................      1,267      1,453

Income tax expense.....................................................................................        343        457
                                                                                                           -------    -------

Net income.............................................................................................        924        996

Preference stock dividends.............................................................................         17         --
                                                                                                           -------    -------

Net income available for common stock..................................................................    $   907    $   996
                                                                                                           =======    =======

Average shares of common stock outstanding (millions)..................................................        260        276

Per share of common stock:
     Basic earnings....................................................................................      $3.49      $3.60
     Diluted earnings..................................................................................      $3.49      $3.60
     Dividends declared................................................................................      $2.40      $2.35
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